EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Southwest Bancorporation of Texas, Inc. and Subsidiary on Form S-8 (File Nos. 333-21619, 333-27891 and 333-33533) of our reports, dated February 10, 1998, on our audits of the consolidated financial statements and financial statement schedule of Southwest Bancorporation of Texas, Inc. and Subsidiary as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995, which reports are included in this Annual Report on Form 10-K.

                                                COOPERS & LYBRAND L.L.P.

Houston, Texas
March 13, 1998